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                                                                   EXHIBIT 10.13

                                 SEVERANCE AGREEMENT

    Whereas, William Buck is currently a member of the Board of Directors of Visual Information Services Corporation of Illinois and/or Viscorp Nevada (hereinafter referred to collectively as "Viscorp"); and

    Whereas, William Buck is currently President of Viscorp Nevada and is or has acted as Chief Executive Officer and/or President of Visual Information Services Corporation of Illinois; and

    Whereas, Raquel Velasco is and or has acted as a consultant and/or employee of Viscorp Nevada; and

    Whereas, William Buck entered into an Employment Agreement dated November 12, 1994 with Viscorp for a period of three years which he acknowledges to be a valid and binding document; and

    Whereas, it is the desire of William Buck to tender his resignation as it relates to both of the above named corporations both as an officer and a member of the Board of Directors and terminate any other relationship he may have with either corporate entity or its successor; and

    Whereas, Raquel Velasco wishes to terminate her relationship as a consultant and/or employee or in any other way acting on behalf of Viscorp; and

    Whereas, each William Buck and Raquel Velasco claim that Viscorp owe either salary or valid reimbursable expenses incurred by them as a direct result of acting as and for Viscorp; and

    Whereas, William Buck is a significant shareholder of Viscorp; and

    Whereas, Viscorp wishes to resolve any and all outstanding claims of William Buck and Raquel Velasco, now and forever.

FOR GOOD AND SUFFICIENT CONSIDERATION ACKNOWLEDGED BY WILLIAM BUCK AND RAQUEL VELASCO, IT IS HEREBY AGREED BY AND BETWEEN VISCORP, WILLIAM BUCK AND RAQUEL VELASCO, AS FOLLOWS:

A. William Buck shall immediately resign as and from the Board of Directors of each of the corporate entities;

B. William Buck shall immediately tender his resignation as a corporate officer of each of the corporate entities;

C. Viscorp shall pay to William Buck and Raquel Velasco a total sum of money approximately $300,000.00 upon the submission of valid and proper approved business expenses which sum of money shall represent full and complete settlement of any and all monies claimed by either William Buck or Raquel Velasco for, but not limited to salary, consultation, reimbursement or for any other purpose or reason or claim either may have now or in the future against Viscorp. Any funds issued to William Buck and Raquel Velasco shall be issued separately. The payment of said funds is contingent upon VisCorp Nevada receiving funding based on the issuance of a certain Offering Memorandum for the issuance of Viscorp's 8% Cumulative Convertible Preferred Stock with warrants to purchase shares of common stock as set forth in a Confidential Offering Memorandum (Wincap deal) dated December 9, 1996 as amended from time to time. The issuance of monies as set forth in this paragraph is also contingent upon William Buck having agreed in writing to the terms and conditions of said Offering Memorandum both individually and as a Board of Director as amended from time to time to include an exclusion from the reverse stock split of 220,000 shares of common stock and lock-up agreement owned in the name of William Buck.

D.  The funds as set forth in Paragraph C above shall be paid as follows:

    1. The first $225,000.00 shall be paid for valid reimbursable expenses forthwith upon

         a. The submission of valid claims to Viscorp and subsequently approved;

         b.   Viscorp receiving the first $3,000,000.00 of funding.

    2. The balance of valid reimbursable expenses not to exceed the total as set forth in Paragraph C above shall be paid by VisCorp at a rate of 5% of any additional funding received as a result of the Wincap funding, said payment to be made monthly until paid in full.

E. Said payment as it relates to William Buck represents full and complete payment of any and all claims pursuant to Section 4 of the Employment Agreement dated November 12, 1994 as well as any and all other claims he may have against Viscorp or their respective Board of Directors, officers, employees, representatives, and advisors.

F. William Buck shall continue to cooperate in defending any actions currently pending or subsequently brought against Viscorp or their respective directors, officers, employees, representatives and advisors as well as Viscorp bringing any action against any other party in the future.

G. The remaining terms and conditions of the Employment Agreement dated November 12, 1994 shall remain in full force and effect as it relates to his continuing obligations.

H. William Buck shall, in addition, continue to advise Viscorp from time to time as requested by Viscorp, and shall not, even after termination, do any act to disparage others from acting with Viscorp.

I. The following terms and conditions shall apply in addition to anything set forth above to Raquel Velasco:


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

    1. She acknowledges that by reason of her consultant and/or employment she has access to Confidential Information (as defined below) concerning the business and policies of Viscorp and any affiliate thereof. She shall not:

         a. Divulge or disclose, directly or indirectly, any Confidential Information to any person, firm, corporation or other entity, for any purpose or reason whatsoever, or

         b. Make use of any of the Confidential Information for purposes or for the benefit of any person, firm, corporation or other business entity except Viscorp or any affiliate thereof, except, in each case, to the extent

              i. Such Confidential Information is obtainable from public sources (other than as a result of any breach of this Agreement) or is known to her by reason of her prior employment by any entity other than Viscorp or any predecessor thereof, or

              ii. Such disclosure is required by applicable law or authorized in writing by Viscorp.

For purposes of this Agreement, "Confidential Information" shall mean all proprietary information relating to Viscorp and its business (as currently conducted and as proposed to be conducted), properties and assets.

    She agrees that at the time of termination of her relationship with Viscorp, regardless of the reasons, therefor, she will deliver to Viscorp and not deliver to anyone else any and all originals and copies of all notes, files, memoranda, paper and in general, any and all physical matter containing confidential Information or any other information related to the conduct of the business of Viscorp. She acknowledges that all such materials are and shall remain the sole and exclusive property of Viscorp.

    2.   Non-competition.

         A. She and Viscorp acknowledge and recognize that Viscorp's business has been conducted, and sales of its Products have been and will be made, in each State of the United States and world-wide, that the nature of the industry in which Viscorp competes is highly competitive and that Viscorp would find it extremely difficult or impossible to replace her. Accordingly, in consideration of the premises and the covenants contained herein, the consideration to be received hereunder, she shall not, during the Non-compete Period (as hereinafter defined):


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

              (i) Directly or indirectly engage in, whether such engagement shall be as an employee, consultant, officer, director, partner, stockholder (other than ownership of up to 3% of the outstanding securities of any public company with a market capitalization of less than $1,000,000,000, ownership of up to 1% of the outstanding securities of any public company with a market capitalization of $1,000,000,000 or more of investments in mutual funds or similar investment vehicles), affiliate or other participant in any Competitive Business (as hereinafter defined), or represent in any way, any Competitive Business, whether such engagement or representation shall be for profit or not,

              (ii) Interfere with, disrupt or attempt to disrupt the
                   relationship, contractual or otherwise, between Viscorp and any third party, including, without limitation, any customer, supplier, employee, or consultant of Viscorp, or

             (iii) Affirmatively assist, solicit or induce others to
                   engage in any Competitive Business in any manner described in the foregoing clauses (i) and (ii).

    As used herein, "Competitive Business" shall mean any business involving the sale of products in any city or county in any State of the United States or any other jurisdiction outside of the United States if such business or the products sold by it are competitive, directly or indirectly, with

    A.   The business of Viscorp,

    B.   Any of the products, or

    C. Any products or business being developed or conducted by Viscorp or any subsidiaries of Viscorp during the Employment Period.

    As used herein, "Noncompete Period" shall mean the 18-month period commencing on the date of this Agreement.

         B. Anything to the contrary contained herein notwithstanding, nothing in this Section is intended to prohibit Raquel from making any passive or personal investments, conducting her private business affairs, donating her time for charitable purposes or giving seminars or speeches so long as such activities are not competitive with or adverse to Viscorp, the Business or the Products.

         C. Raquel acknowledges and agrees that the breadth of the territorial restriction in this Section is reasonable and necessary to protect Viscorp because, among


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

              other things, Viscorp conducts the Business throughout the United States and outside the United States; the Business could be located in any jurisdiction in the United States or outside the United States; and any lesser restriction would unfairly infringe upon Viscorp's conduct of the Business.

         D. Raquel understands that the foregoing restrictions may limit her ability to earn a livelihood in a business similar to the Business, but she nevertheless believes that she has received and will receive sufficient consideration and other benefits from the transactions contemplated by the Documents and as a consultant and/or employee of Viscorp and as otherwise provided hereunder to clearly justify such restrictions which, in any event, given her education, abilities and skills Raquel does not believe would prevent her from earning a living.

    3. Assignment. This Agreement shall inure to the benefit of and shall be binding upon Viscorp, its successors and assigns. The obligations and duties of Raquel are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

    4. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telegraph or facsimile (if automated confirmation of full transmission is received), nationally - recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

    1.   If to the Corporation, to :
         Viscorp
         111 North Canal Street, Suite 933
         Chicago, Illinois 60606
         Fax: 312/655-0910

         Copy to:
         Mitchell J. Melamed, Esq.
         Frank, Miller, Melamed & Tabis P.C.
         200 South Wacker Drive, Suite 420
         Chicago, Illinois 60606
         Fax: 312/876-0600

    2.   If to William Buck:
         William Buck


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

    3.   If to Raquel Velasco:
         Raquel Velasco

    All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telegraph or facsimile (if automated confirmation of full transmission is received), on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

    5. Entire Agreement. This Agreement contains the entire agreement of Viscorp and William Buck (which incorporates the terms and conditions of his Employment Agreement) and Raquel Velasco relating to the subject matter hereof.

    6. Waiver, Amendment. No provision hereof may be waived except by a written agreement signed by the waiving party. The waiver of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition hereof. This Agreement may be amended only by a subsequent writing signed by the party or parties to be bound thereby.

    7. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
Jurisdiction shall be in the first instance in the Federal Court in the State of Illinois.

    8. Remedies. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. William and Raquel acknowledge that in the event of any breach of his or her respective covenants contained in this Agreement Viscorp shall be entitled to immediate relief enjoining such violations in any court or before any judicial body that Viscorp shall choose to have jurisdiction.

    9. Severability. In the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without affecting the invalidity or enforceability of such provision in any other jurisdiction.

    10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

    11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


                                         -6-

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    12.  Attorneys.  In the event that any party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant hereto, whether or not suit is filed or prosecuted to final judgment, the prevailing party in any such action or proceeding shall be entitled to reasonable attorney's's fees, in addition to any court costs incurred and in addition to any other damages or relief awarded.

    13.  Medical Benefits to continue as is for six months.

    IN WITNESS WHEREOF, Viscorp and William Buck and Raquel Velasco have executed this Agreement as of the 7 day of January, 1997.



---------------------------                 ---------------------------
William Buck                                 Raquel Velasco


SUBSCRIBED and SWORN to                SUBSCRIBED and SWORN to
before me this 8 day of                before me this ________ day of
JANUARY, 1997.                         ____________________, 1997.


-------------------------              ----------------------------
Notary Public                          Notary Public

[OFFICIAL SEAL]




VisCorp Nevada                         Visual Information Services Corp.


By:                                    By:
   ----------------------------            ---------------------------
    Its Vice President                       Its
         ----------------------                  ---------------------







January 5, 1997

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